Exhibit 32.1

 CERTIFICATION PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of JA Energy (the "Company") on Form 10-K for the year ended August 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Barry Hall, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 14, 2016

/s/         Barry Hall

Name:   Barry Hall

Title:     Chairman, Chief Executive Officer and Chief Financial Officer

              (Principal Executive Officer and Principal Financial Officer)